Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this "Amendment") dated as of November 1, 2004, among THE FEMALE HEALTH COMPANY ("Borrower") and HEARTLAND BANK ("Lender").

WITNESSETH:

WHEREAS, the parties entered into an Amended and Restated Loan Agreement dated as of July 20, 2004 (the "Loan Agreement") pursuant to which Lender has made available to Borrower from time to time term and revolving credit facilities in the maximum aggregate principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00);

WHEREAS, Borrower and Lender have agreed to amend the Loan Agreement;

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Definitions; References.  Unless otherwise specifically defined herein, each term used herein which is defined in the Loan Agreement shall have the meaning assigned to such term in the Loan Agreement.  Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Loan Agreement shall from the date hereof refer to the Loan Agreement as amended hereby.

SECTION 2.     Amendments to Loan Agreement.  Subject to the satisfaction and occurrence of each of the conditions set forth in Section 3 hereof, the Loan Agreement is hereby amended as follows, effective as of the date hereof:

2.1.     At Section 1.1 of the Agreement, replace the definition of Eligible Receivable in its entirety as follows:

"Eligible Receivable" means, collectively, all Receivables of Borrower and its Subsidiaries on a consolidated basis other than the following:  (i) Receivables payable by any account debtor that is located outside of the United States of America or payable in any currency other than the currency of the United States of America; (ii) Receivables which remain unpaid 60 or more days past the due date; (iii) all Receivables owing by a single account debtor, including a currently scheduled Receivable if 50% or more of the balance owing by such account debtor are ineligible by reason of the criteria set forth in clause (i) above; (iv) Receivables with respect to which the account debtor is an Affiliate of Borrower; (v) Receivables with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereto unless filings in accordance with the U.S. Claims Act have been completed and filed, acknowledged and processed in a manner satisfactory to Administrative Agent; (vi) Receivables with respect to goods that have been rejected as unsatisfactory by the account debtor or with respect to services that have been rejected as unsatisfactory by the account debtor; (vii) Receivables which are not invoiced (and dated as of the date of such invoice) and sent to the account debtor within 30 days after delivery of the underlying goods to or performance of the underlying services for the account debtor; (viii) Receivables with respect to which Lender does not have a first and valid, fully perfected security interest; (ix) Receivables with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding or has made an assignment for the benefit of creditors or whose assets have been conveyed to a receiver or trustee; (x) Receivables with respect to which the account debtor's obligation to pay the Receivable is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guarantied sale, sale-and-return, sale on approval (except with respect to Receivables in connection with which account debtors are entitled to return inventory solely on the basis of the quality of such inventory) or consignment basis; (xi) Receivables owing by any supplier to any Borrower and subject to offset against trade accounts payable owing to such account debtor to the extent of such offset; (xii) Receivables owing from a single account debtor to the extent Eligible Receivables from that account debtor are in excess of 20% of all of the Eligible Receivables; (xiii) Receivables generated from COD accounts, cash or miscellaneous accounts, accounts on credit hold, and for finance charges or service charges; (xiv) Receivables consisting of retainage or retention; (xv) Receivables consisting of debit memos or chargebacks; and (xvi) any Receivable of an account debtor with respect to particular goods still in the possession of any Borrower or included in inventory against which the account debtor has filed a financing statement under the UCC or has obtained or purported to have obtained a Lien or security interest.  If a previously scheduled Eligible Receivable ceases to be an Eligible Receivable under the above criteria, Borrower shall notify Lender thereof (which notice obligation will be satisfied by the submission of accurate Borrowing Certificates as required hereinafter).

SECTION 3.     Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction and occurrence of each of the following conditions precedent:

3.1.     Lender shall have received executed counterparts of the following documents, each containing terms satisfactory to Required Lenders:

(a)     this Amendment; and

(b)     such other documents and certificates as Lender may reasonably require.

3.2.     Lender shall have received a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Amendment and the other documents executed pursuant to or in connection with this Amendment.

SECTION 4.     Representations and Warranties.  Borrower represents and warrants to Lender that:

4.1.     The representations and warranties of Borrower contained in the Loan Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date).

4.2.     Borrower is in compliance with all the terms and provisions set forth in the Loan Agreement and no Default or Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this Amendment.

4.3.     Borrower does not have a defense, counterclaim or offset with respect to the Loan Agreement or any of the other Loan Documents.

SECTION 5.     Voluntary Agreement.  Each party represents and warrants to the other that it has consulted or has had the opportunity to consult with counsel regarding this Amendment, that it is fully aware of the terms contained herein and that it has voluntarily and without coercion or duress of any kind entered into this Amendment.

SECTION 6.     Authority.  By execution hereof, each of the persons signing on behalf of the parties hereto hereby represents and warrants that each is fully authorized to act and execute this Agreement on behalf of their respective party.

SECTION 7.     Full Force and Effect.  Except as specifically amended hereby, all of the terms and conditions of the Loan Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this Amendment need be made in any instrument or document at any time referring to the Loan Agreement, a reference to the Loan Agreement in any of such to be deemed to be reference to the Loan Agreement, as amended hereby.  This Amendment, the Loan Agreement, and the other Loan Documents constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

SECTION 8.     Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which shall constitute together but one and the same agreement.

SECTION 9.     Headings; Recitals.  The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.  The recitals set forth herein are hereby incorporated into this Amendment and form a part hereof, the truth and accuracy of which is evidence by each party's execution hereof.

SECTION 10.     Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

SECTION 11.     Missouri Revised Statute §432.045.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE.  TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH, TOGETHER WITH THE LOAN DOCUMENTS, IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective authorized officers as of the day and year first above written.

BORROWER

THE FEMALE HEALTH COMPANY

            By: /s/  O. B. Parrish
            Name:  O. B. Parrish
            Title:    Chairman and CEO

            LENDER

HEARTLAND BANK

By: /s/  Bruce Forster
Name:  Bruce Forster
Title:    Vice President